        Exhibit 99.1
Regulatory Authorities and Minority Shareholders Approved Skyward Specialty Acquisition of Apollo Group; Skyward Specialty Provides Guidance for 2026
Houston, TX – December 3, 2025 – Skyward Specialty Insurance Group, Inc. (Nasdaq: SKWD) (“Skyward Specialty” or the “Company”) today announced that it has secured the required regulatory approvals and approvals of the minority shareholders of its acquisition of Apollo Group Holdings Limited (“Apollo”). The transaction is expected to close early in the first quarter of 2026, subject to final closing conditions.
Skyward Specialty also announced its financial guidance, inclusive of Apollo, for the 2026 fiscal year. This outlook reflects the Company’s commitment to delivering top quartile underwriting and sustainable earnings and shareholder growth. Skyward is providing 2026 financial guidance as a result of, and assuming the closing of, the Apollo acquisition and the anticipated impact on the Company's future results. Going forward, the Company intends to provide fiscal year guidance for future fiscal years in the first quarter of such year, consistent with its historical practice.
Pro forma guidance for the year ending December 31, 2026, subject to closing:
•Gross written premiums between $2.65 billion and $2.8 billion and net retention of approximately 65%;
•Combined ratio between 90.5% and 91.5%, inclusive of 2.0 to 2.5 points of catastrophe losses;
•Net investment income between $115 million and $120 million;
•Syndicate management service fee income between $30 million and $35 million(1)
•Commission and fee income between $5 million and $8 million;
•Net income between $207 million and $216 million, or $4.50(2) and 4.70(2), respectively, per diluted share; and,
•Adjusted operating income(3) between $221 million and $230 million, or $4.80(2) and $5.00(2), respectively, per diluted share.

(1) Syndicate management service fee income is excluded from the combined ratio.
(2) Estimated weighted average diluted shares of 46,000,000
(3) See “Reconciliation of Non-GAAP Financial Measures”
Skyward Specialty Chairman and CEO Andrew Robinson commented, "We are pleased to announce that all required regulators, including the Prudential Regulatory Authority and Lloyd's of London, as well as all Apollo minority shareholders, have approved our acquisition of Apollo, key milestones in the closing process. As we move toward closing our transaction with Apollo, Skyward is operating from a position of exceptional strength and executing at a high level. We anticipate reporting a fiscal year 2025 combined ratio between 89% and 91%. Our pro forma guidance for 2026 reflects this strong starting point, our commitment to ‘Rule Our Niche’ and to deliver top quartile results."
"We remain incredibly excited about closing the Apollo acquisition early in the new year and beginning to tackle the market together with our new colleagues. The combination of our companies represents a significant step forward in our ability to innovate, lead with talent and technology, and build winning positions across the specialty insurance market.”

        Exhibit 99.1
Non-GAAP Financial Measures
This release contains certain financial measures and ratios that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We refer to these measures as “non-GAAP financial measures.” We use these non-GAAP financial measures when planning, monitoring, and evaluating our performance.
We consider these non-GAAP financial measures to be useful metrics for our management and investors to facilitate operating performance comparisons from period to period. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and is not meant to be a substitute for revenue or net income, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures. For more information regarding these non-GAAP financial measures and a reconciliation of such measures to comparable GAAP financial measures, see the section entitled “Reconciliation of Non-GAAP Financial Measures.”
About Skyward Specialty Insurance Group, Inc.
Skyward Specialty is a rapidly growing and innovative specialty insurance company, delivering commercial property and casualty products and solutions on a non-admitted and admitted basis. The Company operates through eight underwriting divisions - Accident & Health, Captives, Global Property & Agriculture, Industry Solutions, Professional Lines, Programs, Surety and Transactional E&S. SKWD stock is traded on the Nasdaq Global Select Market, which represents the top fourth of all Nasdaq listed companies.
Skyward Specialty's subsidiary insurance companies consist of Houston Specialty Insurance Company, Imperium Insurance Company, Great Midwest Insurance Company, and Oklahoma Specialty Insurance Company. These insurance companies are rated A (Excellent) with stable outlook by A.M. Best Company. Additional information about Skyward Specialty can be found on our website at www.skywardinsurance.com.
About Apollo
Apollo is an innovation inspired insurance platform, offering data-driven and creative solutions to a wide variety of risks. The business provides high quality products and services to clients, and capital partners at Lloyd’s, enabling a resilient and sustainable world.
Apollo offers products across Property, Casualty, Marine, Energy & Transportation, Specialty, Reinsurance, as well as Smart Follow and digital & embedded risk programs. Apollo’s experience and unique ecosystem give Platform Partners the best chance of success through the Lloyd’s new entrant process to the delivery of their long-term strategy. For more information about Apollo, please visit apollounderwriting.com.

        Exhibit 99.1
Forward-Looking Statements
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Skyward Specialty's Form 10-K, , as updated by its quarterly reports on Form 10-Q,, and include (but are not limited to) the timing and completion of the Apollo acquisition, the ability to timely realize the benefits, synergies and other opportunities expected from the Apollo acquisition, the ability to retain and grow the Apollo business following the acquisition, legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the potential loss of key members of our management team or key employees and our ability to attract and retain personnel, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, other types of catastrophic events, our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss, and losses resulting from reinsurance counterparties failing to pay us on reinsurance claims. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Skyward Specialty Insurance Group, Inc.
Investor contact:
Kevin Reed
kreed@skywardinsurance.com
713-206-7860
or
Media contact:
Haley Doughty
hdoughty@skywardinsurance.com
713-935-4944

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted operating income – We define adjusted operating income as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted operating income differently.

($ in thousands)	Twelve months ended December 31, 2026		Twelve months ended December 31, 2026
(unaudited)	Lower		Higher
	Pre-tax	After-tax	Pre-tax	After-tax
Pro forma net income	$269,000	$207,000	$280,500	$216,000
Add:
Amortization(1)	11,000	8,500	11,000	8,500
Other expenses	7,000	5,500	7,000	5,500
Pro forma adjusted operating income	$287,000	$221,000	$298,500	$230,000
(1) Estimate subject to completion of purchase accounting.